EXHIBIT 10.5

November 27, 2006

James Kaufman, President
ICrystal, Inc.
1305 Krameria Street
Suite H-167
Denver, Colorado 80220

Re: Legal Services

Dear Jim:

This will memorialize our oral agreement whereby we agreed to perform $20,000 in legal services on behalf of ICrystal, Inc. in consideration of 500,000 shares of common stock.

Should the foregoing accurately reflect our agreement, you need not respond to this letter.

Thank you for the opportunity to be of services.

Sincerely,

/s/
Eric Newlan

EN/akh